                                                               Exhibit 99.(h)(2)

                  MORGAN STANLEY INSTITUTIONAL STRATEGIES FUND
                           1221 Avenue of the Americas
                               New York, NY 10020

                                                                  April 25, 2006

Morgan Stanley Services Company Inc.
1221 Avenue of the Americas
New York, NY 10020

Dear Sirs:

     The Administration Agreement made as of November 1, 2004 between you and various registered investment companies for which you act as administrator (the "Agreement") provides that if at any time another such investment company, such as the undersigned fund (the "Fund") desires to appoint you to serve as its administrator under the Agreement, it shall notify you in writing, and further provides that if you are willing to serve as the Fund's administrator under the Agreement, you shall notify the Fund in writing, whereupon the Fund shall be added to Schedule A of the Agreement and shall become subject to the Agreement.

Morgan Stanley Institutional Strategies Fund ("Fund") hereby informs you that it desires to retain you as its administrator under the Agreement.

Your execution of this letter, where indicated, shall constitute notification to us of your willingness to render administrative services in respect to the Fund under the above-referenced Agreement, in consideration of the compensation set forth in Schedule B of the Agreement.

                                    Very truly yours,

                                    Morgan Stanley Institutional Strategies Fund

                                    By:    Dennis F. Shea
                                    --------------------------------
                                    Name:  Dennis F. Shea
                                    Title: Vice President

ACCEPTED: Morgan Stanley Services Company Inc.

By:            Ronald E. Robison
   -------------------------------
        Name:  Ronald E. Robison
        Title: President and Chief Executive Officer

                            ADMINISTRATION AGREEMENT

     AGREEMENT made as of the November 1, 2004, by and between the registered investment companies, including any portfolio/series thereof, as set forth on Schedule A (each, a "Fund" and collectively, the "Funds") as may be amended from time to time, and Morgan Stanley Services Company Inc., a Delaware corporation (hereinafter called the "MS Services"):

     WHEREAS, on the date hereof, the Funds and Morgan Stanley Investment Advisors Inc. (the "Investment Adviser") are entering into an Amended and Restated Investment Advisory Agreement (the "Investment Advisory Agreement") which further amends an Amended and Restated Investment Management Agreement, dated as of May 1, 2004 between the Funds and the Investment Adviser (the "Amended and Restated Investment Management Agreement") to remove from the Amended and Restated Investment Management Agreement administrative and other management services, with those services to be provided for in a separate agreement;

     WHEREAS, the Funds desire to retain MS Services to perform the administrative services as described below; and

     WHEREAS, MS Services desires to be retained by the Funds to perform such administrative services;

     Now, therefore, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1. MS Services agrees to provide administrative services to each Fund as hereinafter set forth. Without limiting the generality of the foregoing, MS Services shall (i) administer the Fund's business affairs and supervise the overall day-to-day operations of the Fund (other than rendering investment advice); (ii) provide the Fund with full administrative services, including the maintenance of certain books and records, such as journals, ledger accounts and other records required under the Investment Company Act of 1940, as amended (the "Act"), the notification to the Fund of available funds for investment, the reconciliation of account information and balances among the Fund's custodian, transfer agent and dividend disbursing agent and the Fund, and the calculation of the net asset value of the Fund's shares; (iii) provide the Fund with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of the Fund;
(iv) oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent, as well as accounting, auditing and other services, including: (1) maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions; (2) daily calculation of the net asset value for each of the Fund's Portfolios; (3) accounting for dividends and interest received and distributions made by each of the Fund's Portfolios; (4) preparation and filing of the Fund's U.S. tax returns and annual and semi-annual reports; (5) the production of transaction data, financial reports and such other periodic and special reports as the Board of Directors of the Fund may reasonably request; (6) the preparation of financial statements for the annual and semi-annual reports and other shareholder communications; (7) liaison with the Fund's independent registered public accounting firms; (8) monitoring and administration of arrangements with the Fund's custodian and depository banks; and (9) maintenance of (but not the payment for) the Fidelity Bond required to be maintained under Investment Company Act of 1940 (the "1940 Act") and preparation of the filings required in connection therewith; (v) provide the Fund with adequate general office space and facilities; (vi) assist in the preparation and the printing of the periodic updating of the Fund's registration statement and prospectus (and, in the case of an open-end Fund, the statement of additional information), tax returns, proxy statements, and reports to its shareholders and the Securities and Exchange Commission; and (vii) monitor the compliance of the Fund's investment policies and restrictions.

2. MS Services shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of MS Services shall be deemed to include officers of MS Services and persons employed or otherwise retained by MS Services (including officers and employees of the Funds, with the consent of the Funds) to furnish services, statistical and other factual data, information with respect to technical and scientific developments, and such other information, advice and assistance as MS Services may desire. MS Services shall maintain each Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agencies). All such books and records so maintained shall be the property of the Fund and, upon request therefor, MS Services shall surrender to the Fund such of the books and records so requested.

3. The Funds will, from time to time, furnish or otherwise make available to MS Services such financial reports, proxy statements and other information relating to the business and affairs of the Fund as MS Services may reasonably require in order to discharge its duties and obligations to the Fund under this Agreement or to comply with any applicable law and regulation or request of the Board of Directors/Trustees of the Fund.

4. For the services to be rendered, the facilities furnished, and the expenses assumed by MS Services, the Funds shall pay to MS Services monthly compensation calculated daily (in the case of an open-end Fund) or weekly (in the case of a closed-end Fund) by applying the annual rate or rates set forth on Schedule B to the net assets of each Fund. Except as hereinafter set forth, (i) in the case of an open-end Fund, compensation under this Agreement shall be calculated by applying 1/365th of the annual rate or rates to the Fund's or the Series' daily net assets determined as of the close of business on that day or the last previous business day and (ii) in the case of a closed-end Fund, compensation under this Agreement shall be calculated by applying the annual rate or rates to the Fund's average weekly net assets determined as of the close of the last business day of each week. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule B. For the purposes of calculating the administrative fee for the closed-end funds referenced on ANNEX 2 to the Investment Advisory Agreement, the liquidation preference of any Preferred Shares issued by each of such Funds will not be deducted from the Fund's total assets. Subject to the provisions of paragraph 5 hereof, payment of MS Services' compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 5 hereof.

5. In the event the operating expenses of those Funds identified in ANNEX 3 to the Investment Advisory Agreement, including amounts payable to the Investment Adviser pursuant to paragraph 7 thereof and the amounts payable hereunder, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund and/or any Series thereof imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the fee payable hereunder shall be reduced on a pro rata basis in the same proportion as the fee payable by the Fund under the Investment Advisory Agreement is reduced.

6. MS Services shall bear the cost of rendering the administrative services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Funds who are also directors, officers or employees of MS Services, and provide such office space and equipment and such clerical and bookkeeping services as each Fund shall reasonably require in the conduct of its business. MS Services shall also bear the cost of heat, light, power and other utilities provided to each Fund and the cost of out-of-pocket expenses incurred in the ordinary course of providing services under this Agreement, such as telephone, fax, system usage, internal controls assurance (such as a Statement on Auditing Standards (SAS) No. 70 report), envelopes, postage and special delivery mail. Each Fund shall reimburse MS Services for any extraordinary expenses and the expenses of one or more independent pricing services, approved from time to time by the Board of Directors of a Fund, to obtain securities prices in connection with determining the net asset value of the Fund. The Fund will reimburse MS Services for its share of the cost of such services based upon its actual use of the services.

7. MS Services will use its best efforts in the performance of administrative activities on behalf of each Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, MS Services shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by MS Services or for any losses sustained by the Fund or its investors.

8. It is understood that any of the shareholders, Directors/Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, MS Services, and in any person controlling, controlled by or under common control with MS Services, and that MS Services and any person controlling, controlled by or under common control with MS Services may have an interest in the Fund. It is also understood that MS Services and any affiliated persons thereof or any persons controlling, controlled by or under common control with MS Services have and may have advisory, management, administration service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting.

9. This Agreement shall continue unless terminated by either party by written notice delivered to the other party within 30 days. In the event that the Amended and Restated Investment Advisory Agreement between any Fund and the Investment Adviser is terminated, this Agreement will automatically terminate with respect to such Fund.

10. This Agreement may be amended or modified by the parties in any manner by written agreement executed by each of the parties hereto.

11. This Agreement may be assigned by either party with the written consent of the other party.

12. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, as amended, on November 1, 2004 in New York, New York.

                                                ON BEHALF OF EACH FUND AS SET
                                                FORTH IN SCHEDULE A


                                                By: /s/ Ronald E. Robison
                                                    ---------------------
                                                        Ronald E. Robison


Attest:

/s/ Sheldon Winicour
--------------------
    Sheldon Winicour


                                                MORGAN STANLEY SERVICES COMPANY
                                                INC.


                                                By: /s/ Mitchell M. Merin
                                                    ---------------------
                                                        Mitchell M. Merin


Attest:

/s/ Sheldon Winicour
--------------------
    Sheldon Winicour

                                   SCHEDULE A
                              MORGAN STANLEY FUNDS

                                AT APRIL 25, 2006

OPEN-END FUNDS

     1.        Active Assets California Tax-Free Trust

     2.        Active Assets Government Securities Trust

     3.        Active Assets Institutional Government Securities Trust

     4.        Active Assets Institutional Money Trust

     5.        Active Assets Money Trust

     6.        Active Assets Tax-Free Trust

     7.        Morgan Stanley Aggressive Equity Fund

     8.        Morgan Stanley Allocator Fund

     9.        Morgan Stanley American Opportunities Fund

     10.       Morgan Stanley Balanced Growth Fund

     11.       Morgan Stanley Balanced Income Fund

     12.       Morgan Stanley California Tax-Free Daily Income Trust

     13.       Morgan Stanley California Tax-Free Income Fund

     14.       Morgan Stanley Capital Opportunities Trust

     15.       Morgan Stanley Convertible Securities Trust

     16.       Morgan Stanley Developing Growth Securities Trust

     17.       Morgan Stanley Dividend Growth Securities Inc.

     18.       Morgan Stanley Equally-Weighted S&P Index Fund

     19.       Morgan Stanley European Equity Fund Inc.

     20.       Morgan Stanley Financial Services Trust

     21.       Morgan Stanley Flexible Income Trust

     22.       Morgan Stanley Fundamental Value Fund

     23.       Morgan Stanley Global Advantage Fund

     24.       Morgan Stanley Global Dividend Growth Securities

     25.       Morgan Stanley Global Utilities Fund

     26.       Morgan Stanley Growth Fund

     27.       Morgan Stanley Health Sciences Trust

     28.       Morgan Stanley High Yield Securities Inc.

     29.       Morgan Stanley Income Builder Fund

     30.       Morgan Stanley Income Trust

     31.       Morgan Stanley Information Fund

     32.       Morgan Stanley Institutional Strategies Fund

     33.       Morgan Stanley International Fund

     34.       Morgan Stanley International SmallCap Fund

     35.       Morgan Stanley International Value Equity Fund

     36.       Morgan Stanley Japan Fund

     37.       Morgan Stanley Limited Duration Fund

     38.       Morgan Stanley Limited Duration U.S. Treasury Trust

     39.       Morgan Stanley Limited Term Municipal Trust

     40.       Morgan Stanley Liquid Asset Fund Inc.

     41.       Morgan Stanley Mid-Cap Value Fund

     42.       Morgan Stanley Mortgage Securities Trust

     43.       Morgan Stanley Multi-Asset Class Fund

     44.       Morgan Stanley Nasdaq-100 Index Fund

     45.       Morgan Stanley Natural Resource Development Securities Inc.

     46.       Morgan Stanley New York Municipal Money Market Trust

     47.       Morgan Stanley New York Tax-Free Income Fund

     48.       Morgan Stanley Pacific Growth Fund Inc.

     49.       Morgan Stanley Real Estate Fund

     50.       Morgan Stanley Select Dimensions Investment Series

               (i)       American Opportunities Portfolio

               (ii)      Balanced Growth Portfolio

               (iii)     Capital Opportunities Portfolio

               (iv)      Developing Growth Portfolio

               (v)       Dividend Growth Portfolio

               (vi)      Equally-Weighted S&P 500 Portfolio

               (vii)     Flexible Income Portfolio

               (viii)    Global Equity Portfolio

               (ix)      Growth Portfolio

               (x)       Money Market Portfolio

               (xi)      Utilities Portfolio

     51.       Morgan Stanley Small-Mid Special Value Fund

     52.       Morgan Stanley Special Growth Fund

     53.       Morgan Stanley Special Value Fund

     54.       Morgan Stanley Strategist Fund

     55.       Morgan Stanley S&P 500 Index Fund

     56.       Morgan Stanley Tax-Exempt Securities Trust

     57.       Morgan Stanley Tax-Free Daily Income Trust

     58.       Morgan Stanley Total Market Index Fund

     59.       Morgan Stanley Total Return Trust

     60.       Morgan Stanley U.S. Government Money Market Trust

     61.       Morgan Stanley U.S. Government Securities Trust

     62.       Morgan Stanley Utilities Fund

     63.       Morgan Stanley Value Fund

     64.       Morgan Stanley Variable Investment Series

               (i)       Aggressive Equity Portfolio

               (ii)      Dividend Growth Portfolio

               (iii)     Equity Portfolio

               (iv)      European Equity Portfolio

               (v)       Global Advantage Portfolio

               (vi)      Global Dividend Growth Portfolio

               (vii)     High Yield Portfolio

               (viii)    Income Builder Portfolio

               (ix)      Income Plus Portfolio

               (x)       Information Portfolio

               (xi)      Limited Duration Portfolio

               (xii)     Money Market Portfolio

               (xiii)    S&P 500 Index Portfolio

               (xiv)     Strategist Portfolio

               (xv)      Utilities Portfolio

CLOSED-END FUNDS

     65.       Morgan Stanley California Insured Municipal Income Trust

     66.       Morgan Stanley California Quality Municipal Securities

     67.       Morgan Stanley Government Income Trust

     68.       Morgan Stanley Income Securities Inc.

     69.       Morgan Stanley Insured California Municipal Securities

     70.       Morgan Stanley Insured Municipal Bond Trust

     71.       Morgan Stanley Insured Municipal Income Trust

     72.       Morgan Stanley Insured Municipal Securities

     73.       Morgan Stanley Insured Municipal Trust

     74.       Morgan Stanley New York Quality Municipal Securities

     75.       Morgan Stanley Quality Municipal Income Trust

     76.       Morgan Stanley Quality Municipal Investment Trust

     77.       Morgan Stanley Quality Municipal Securities

                                                                      SCHEDULE B

                      MORGAN STANLEY SERVICES COMPANY INC.

                         SCHEDULE OF ADMINISTRATIVE FEES

     Monthly compensation calculated daily by applying the following annual rates to a fund's daily net assets. The fees set forth herein are subject to the waivers and/or limitations for certain of the Funds described in Schedule A of the Investment Advisory Agreement:

FIXED INCOME FUNDS                              0.080% of the daily net assets.

Morgan Stanley Balanced Income Fund

Morgan Stanley California Tax-Free Income Fund

Morgan Stanley Convertible Securities Trust

Morgan Stanley Flexible Income Trust

Morgan Stanley High Yield Securities Inc.

Morgan Stanley Income Trust

Morgan Stanley Limited Duration Fund

Morgan Stanley Limited Term Municipal Trust

Morgan Stanley Mortgage Securities Trust

Morgan Stanley New York Tax-Free Income Fund

Morgan Stanley Select Dimensions Investment Series--Flexible Income Portfolio

Morgan Stanley Tax-Exempt Securities Trust

Morgan Stanley Total Return Bond Fund

Morgan Stanley U.S. Government Securities Trust

Morgan Stanley Variable Investment Series--High Yield Portfolio

     Income Plus Portfolio

     Limited Duration Portfolio

EQUITY FUNDS                                    0.080% of the daily net assets.

Morgan Stanley Aggressive Equity Fund

Morgan Stanley Allocator Fund

Morgan Stanley American Opportunities Fund

Morgan Stanley Balanced Growth Fund

Morgan Stanley Capital Opportunities Trust

Morgan Stanley Developing Growth Securities Trust

Morgan Stanley Dividend Growth Securities Inc.

Morgan Stanley Equally-Weighted S&P 500 Index Fund

Morgan Stanley European Equity Fund Inc.

Morgan Stanley Financial Services Trust

Morgan Stanley Fundamental Value Fund

Morgan Stanley Global Advantage Fund

Morgan Stanley Global Dividend Growth Securities

Morgan Stanley Global Utilities Fund

Morgan Stanley Growth Fund

Morgan Stanley Health Sciences Trust

Morgan Stanley Income Builder Fund

Morgan Stanley Information Fund

Morgan Stanley International Fund

Morgan Stanley International SmallCap Fund

Morgan Stanley International Value Equity Fund

Morgan Stanley Japan Fund

Morgan Stanley Mid-Cap Value Fund

Morgan Stanley Nasdaq-100 Index Fund

Morgan Stanley Natural Resource Development Securities Inc.

Morgan Stanley Pacific Growth Fund Inc.

Morgan Stanley Real Estate Fund

Morgan Stanley Select Dimensions Investment Series--

     American Opportunities Portfolio

     Balanced Growth Portfolio

     Capital Opportunities Portfolio

     Developing Growth Portfolio

     Dividend Growth Portfolio

     Equally-Weighted S&P 500 Index Portfolio

     Global Equity Portfolio

     Growth Portfolio

     Utilities Portfolio

Morgan Stanley Small-Mid Special Value Fund

Morgan Stanley Special Growth Fund

Morgan Stanley Special Value Fund

Morgan Stanley Strategist Fund

Morgan Stanley S&P 500 Index Fund

Morgan Stanley Total Market Index Fund

Morgan Stanley Total Return Trust

Morgan Stanley Utilities Fund

Morgan Stanley Value Fund

Morgan Stanley Variable Investment Series--

     Aggressive Equity Portfolio

     Dividend Growth Portfolio

     Equity Portfolio

     European Equity Portfolio

     Global Advantage Portfolio

     Global Dividend Growth Portfolio

     Income Builder Portfolio

     Information Portfolio

     S&P 500 Index Portfolio

     Strategist Portfolio

     Utilities Portfolio

MONEY MARKET FUNDS                              0.050% of the daily net assets.

Active Assets Trusts:
     (1) Active Assets California Tax-Free Trust
     (2) Active Assets Government Securities Trust
     (3) Active Assets Institutional Government
         Securities Trust
     (4) Active Assets Institutional Money Trust
     (5) Active Assets Money Trust
     (6) Active Assets Tax-Free Trust

Morgan Stanley California Tax-Free Daily Income Trust

Morgan Stanley Liquid Asset Fund Inc.

Morgan Stanley New York Municipal Money Market Trust

Morgan Stanley Select Dimensions Investment Series -- Money Market Portfolio

Morgan Stanley Tax-Free Daily Income Trust

Morgan Stanley U.S. Government Money Market Trust

Morgan Stanley Variable Investment Series -- Money Market Portfolio

         Monthly compensation calculated weekly by applying the following annual rates to a fund's weekly net assets:

CLOSED-END FUNDS                        0.080% of the average weekly net assets.

Morgan Stanley California Insured Municipal Income Trust

Morgan Stanley California Quality Municipal Securities

Morgan Stanley Government Income Trust

Morgan Stanley Income Securities Inc.

Morgan Stanley Insured California Municipal Securities

Morgan Stanley Insured Municipal Bond Trust

Morgan Stanley Insured Municipal Income Trust

Morgan Stanley Insured Municipal Securities

Morgan Stanley Insured Municipal Trust

Morgan Stanley New York Quality Municipal Securities

Morgan Stanley Quality Municipal Income Trust

Morgan Stanley Quality Municipal Investment Trust

Morgan Stanley Quality Municipal Securities